SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 8, 2005

VIRBAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24312	43-1648680
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3200 Meacham Boulevard
Fort Worth, Texas 76137

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 831-5030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) Appointment of Executive Officers

     On February 8, 2005, Virbac Corporation (the “Company”) appointed Mike O’Bryan to the position of Executive Vice President of Business Operations. Mr. O’Bryan is 54 and has been with the Company and its predecessor since 1993.

     Mr. O’Bryan served as Vice President of Marketing of PM Resources Inc. (“PM Resources”), (a subsidiary of Agri-Nutrition Group Limited, the Company’s predecessor) from 1993 until 1996 when he became Vice President and General Manager, a position he held until February 2001. From March 2001 until his recent appointment as Executive Vice President of Business Operations, Mr. O’Bryan was Executive Vice President-Consumer Brands Division of the Company.

     In his present position, Mr. O’Bryan is responsible for the business segments that service both the over-the-counter and veterinary animal health markets. In his previous positions with the Company he was responsible for the over-the-counter animal health business segment. As General Manager for PM Resources he had general management responsibility for that company as well as for strategic planning and acquisition responsibility.

     On April 1, 2005, the Company appointed Laurent Cesar to the position of Executive Vice President of Industrial Operations. Mr. Cesar is 51 and prior to joining the Company, from 1996 to 2005, he held the position of Director of Industrial Operations of Virbac S.A. (“VBSA”), the Company’s majority stockholder, and was responsible for its worldwide industrial operations.

     As Director of Industrial Operations for VBSA, Mr. Cesar was a strategic and executive committee member of VBSA and had responsibility for managing production, quality control, facilities and logistical resources of VBSA.

     On April 25, 2005, the Company entered into an Employment Agreement with Mr. Cesar (the “Employment Agreement”). The Employment Agreement provides that Mr. Cesar’s employment with the Company is on an at-will basis and that Mr. Cesar is to receive an annual salary of $163,000.00, subject to annual review by the Company. Additionally, Mr. Cesar will receive a pro-rated annual bonus of $36,000.00 and $1,000 per month for an automobile allowance. Mr. Cesar will also receive up to $16,400.00 per year for his children’s education, and up to $4,900 annually for travel expenses to France. Moreover, Mr. Cesar is entitled to participate in any and all fringe benefit programs available generally to Company employees. The Employment Agreement also contains a non-competition provision, pursuant to which Mr. Cesar is prohibited from competing with the Company during the employment period and for one year thereafter.

     On May 17, 2005, the Company issued a press release announcing the appointment of Mr. O’Bryan and Mr. Cesar. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

          99.1 Press release of the Company, dated May 17, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
Date: June 2, 2005	By:	/s/ Jean M. Nelson
Jean M. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company, dated May 17, 2005